Liberty Oilfield Services Inc. Announces First Quarter 2022 Financial and Operational Results
April 20, 2022
Denver - (Business Wire) - Liberty Oilfield Services Inc. (NYSE: LBRT; “Liberty” or the “Company”) announced today first quarter 2022 financial and operational results.
Summary Results and Highlights
•Revenue of $793 million increased 16% sequentially
•Net loss1 was $5 million, or $0.03 fully diluted loss per share
•Adjusted EBITDA2 of $92 million
•Integration of PropX logistics and software solutions improved frac operations in the first quarter
•Liberty wireline completed the longest-ever lateral length and deepest measured depth well onshore in North America
•Multiple operational pumping records, including 75 hours of continuous plug and perf pump time
“We entered 2022 with the right people, asset base and strategy to execute in a tightening frac market, and we are pleased to deliver strong first quarter results. This quarter demonstrated the benefits of our vertical integration strategy as we successfully navigated an operationally challenging environment,” commented Chris Wright, Chief Executive Officer. “Last year we expanded our services to include wireline and became a major sand producer, obtaining two large mines in the Permian Basin. We enhanced our technological advantages through the acquisition of PropX with wet sand handling and industry-leading last-mile proppant delivery solutions. Together with our ongoing development of digiFrac electric fleets, these advancements provide customers with differential frac services. The integration of our acquisitions in 2021 came at a short-term financial cost, but these actions are already paying significant dividends in 2022.
“Liberty revenue increased 16% sequentially as we leveraged our vertically integrated portfolio to better mitigate the early quarter impacts of sand and logistics challenges, notably in the Permian basin. We are encouraged by the progress we’ve made in the first quarter. Looking ahead, our collaborative approach with our customers and continued investment in innovation positions us well for the future,” continued Mr. Wright.
Outlook
Restrained global investment since the last oil and gas downturn has led to supply challenges at a time where worldwide demand for energy is growing and expected to surpass pre-pandemic levels in 2022. Relatively low and declining oil and gas inventories have led to persistent upward pressure on commodity prices, even prior to the Russian invasion of Ukraine. Although Russian export volumes of oil and gas have been only modestly impacted so far, uncertainty regarding potential future impacts of sanctions and buyer aversion to Russian hydrocarbons presents significant risk to future supply and demand balances. The modest, below stated plan, increases in OPEC supply and release of global emergency oil reserves are simply not enough to supply a rebounding world economy. North American oil and gas are critical in the coming years.
Tight oil and natural gas markets, coupled with geopolitical tensions in many key oil and gas producing regions, have all eyes on North American supply. The North American economy is proving more resilient to today’s global challenges in significant part due to a secure supply of natural gas. North America is well positioned to be the largest provider of additional oil and gas supply that powers the global economy and enables the modern world.
1 Net loss attributable to controlling and non-controlling interests.
2    “Adjusted EBITDA” is not presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Please see the supplemental financial information in the table under “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA” at the end of this earnings release for a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to its most directly comparable GAAP financial measure.

The frac services market is seeing robust activity improvement and a tightening of the supply-demand balance. Drilled but uncompleted well inventory has stabilized after a steep, continuous decline from pandemic-elevated levels. Available frac capacity is nearing full utilization as demand has increased and supply is limited due to continued equipment attrition, labor shortages, supply chain constraints and very low investment in recent years.
As the market tightened last fall, our customers recognized that the unfolding recovery would increase the importance of having the highest quality partners able to navigate turbulent times and deliver operational excellence. Today’s operational challenges include labor shortages, sand supply tightness and logistics bottlenecks. Liberty customers are seeing differential execution in this difficult environment, in part due to vertical integration from our OneStim and PropX acquisitions.
“In the second quarter, we expect approximately 10% sequential revenue growth, driven by increased activity and continued incremental improvement in net service price. These factors are expected to drive higher margins in the second quarter, partly offset by ongoing inflationary pressures,” commented Mr. Wright.
“In keeping with our company’s expanded scope, we are updating our name to Liberty Energy. Energy enables everything we do, and our passion is to energize the world. Our many technical innovations and investment in vertical integration sets us up nicely to continue creating additional value for our customers and Liberty. We continue to invest in the early part of this cycle, to grow our competitive advantage and capitalize on strategic opportunities to benefit our shareholders over the long term,” continued Mr. Wright.
First Quarter Results
For the first quarter of 2022, revenue increased 16% to $793 million from $684 million in the fourth quarter of 2021.
Net loss1 (after taxes) totaled $5 million for the first quarter of 2022 compared to net loss1 (after taxes) of $57 million in the fourth quarter of 2021. The net loss for the quarter was negatively impacted by $9 million related to loss on disposal of assets and remeasurement of liability under tax receivable agreements (TRA).
Adjusted EBITDA2 increased 345% to $92 million from $21 million in the fourth quarter. Please refer to the reconciliation of Adjusted EBITDA (a non-GAAP measure) to net income (a GAAP measure) in this earnings release.
Fully diluted loss per share was $0.03 for the first quarter of 2022 compared to a loss of $0.31 for the fourth quarter of 2021.
Balance Sheet and Liquidity
As of March 31, 2022, Liberty had cash on hand of $33 million, and total debt of $212 million including $108 million drawn on the ABL credit facility, net of deferred financing costs and original issue discount. The term loan requires only a 1% annual amortization of principal, paid quarterly. Total liquidity, including availability under the credit facility, was $222 million as of March 31, 2022.
Conference Call
Liberty will host a conference call to discuss the results at 7:00 a.m. Mountain Time (9:00 a.m. Eastern Time) on Thursday, April 21, 2022. Presenting Liberty’s results will be Chris Wright, Chief Executive Officer, Ron Gusek, President, and Michael Stock, Chief Financial Officer.
Individuals wishing to participate in the conference call should dial (833) 255-2827, or for international callers (412) 902-6704. Participants should ask to join Liberty’s call. A live webcast will be available at http://investors.libertyfrac.com. The webcast can be accessed for 90 days following the call. A telephone replay will be available shortly after the call and can be accessed by dialing (877) 344-7529, or for international callers (412) 317-0088. The passcode for the replay is 1068517. The replay will be available until May 4, 2022.

About Liberty
Liberty is a leading North American oilfield services firm that offers one of the most innovative suites of completion services and technologies to onshore oil and natural gas exploration and production companies. Liberty was founded in 2011 with a relentless focus on developing and delivering next generation technology for the sustainable development of unconventional energy resources in partnership with our customers. Liberty is headquartered in Denver, Colorado. For more information about Liberty, please contact Investor Relations at IR@libertyfrac.com.
Non-GAAP Financial Measures
This earnings release includes unaudited non-GAAP financial and operational measures, including EBITDA, Adjusted EBITDA and Pre-Tax Return on Capital Employed. We believe that the presentation of these non-GAAP financial and operational measures provides useful information about our financial performance and results of operations. We define Adjusted EBITDA as EBITDA adjusted to eliminate the effects of items such as non-cash stock based compensation, new fleet or new basin start-up costs, fleet lay-down costs, costs of asset acquisitions, gain or loss on the disposal of assets, bad debt reserves, transaction, severance, and other costs, the loss or gain on remeasurement of liability under our tax receivable agreements and other non-recurring expenses that management does not consider in assessing ongoing performance.
Our board of directors, management, investors, and lenders use EBITDA and Adjusted EBITDA to assess our financial performance because it allows them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense), asset base (such as depreciation, depletion and amortization) and other items that impact the comparability of financial results from period to period. We present EBITDA and Adjusted EBITDA because we believe they provide useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP. Non-GAAP financial and operational measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial and operational measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with U.S. GAAP. See the tables entitled Reconciliation and Calculation of Non-GAAP Financial and Operational Measures for a reconciliation or calculation of the non-GAAP financial or operational measures to the most directly comparable GAAP measure.
Forward-Looking and Cautionary Statements
The information above includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, the deployment of fleets in the future, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, return of capital to stockholders, business strategy and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “outlook,” “project,” “plan,” “position,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “likely,” “should,” “could,” and similar terms and phrases. However, the absence of these words does not mean that the statements are not forward-looking. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. The outlook presented herein is subject to change by Liberty without notice and Liberty has no obligation to affirm or update such information, except as required by law. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this earnings release will not be achieved. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in Liberty's filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.
Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in “Item 1A. Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the SEC on February 22, 2022 and in our other public filings with the SEC. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statements.

Contact:
Michael Stock
Chief Financial Officer
303-515-2851
IR@libertyfrac.com

Liberty Oilfield Services Inc.
Selected Financial Data
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Statement of Income Data:	(amounts in thousands, except for per share data)
Revenue	$792,770	$683,735	$552,032
Costs of services, excluding depreciation, depletion, and amortization shown separately	670,019	635,352	498,935
General and administrative	38,318	35,363	26,359
Transaction, severance and other costs	1,334	2,965	7,621
Depreciation and amortization	74,588	71,635	62,056
Loss (gain) on disposal of assets	4,672	1,855	(720)
Total operating expenses	788,931	747,170	594,251
Operating income (loss)	3,839	(63,435)	(42,219)
Loss (gain) on remeasurement of liability under tax receivable agreements (1)	4,165	(10,787)	—
Interest expense, net	4,324	4,075	3,754
Net loss before taxes	(4,650)	(56,723)	(45,973)
Income tax expense (benefit)	830	(186)	(7,357)
Net loss	(5,480)	(56,537)	(38,616)
Less: Net loss attributable to non-controlling interests	(104)	(948)	(4,411)
Net loss attributable to Liberty Oilfield Services Inc. stockholders	$(5,376)	$(55,589)	$(34,205)
Net loss attributable to Liberty Oilfield Services Inc. stockholders per common share:
Basic	$(0.03)	$(0.31)	$(0.21)
Diluted	$(0.03)	$(0.31)	$(0.21)
Weighted average common shares outstanding:
Basic	183,999	181,784	163,207
Diluted (2)	183,999	181,784	163,207

Other Financial and Operational Data
Capital expenditures (3)	$90,062	$54,069	$23,787
Adjusted EBITDA (4)	$91,831	$20,626	$31,685

(1)During the second quarter of 2021, the Company entered into a three-year cumulative pre-tax book loss driven primarily by Covid-19 which, applying the interpretive guidance to Accounting Standards Codification Topic 740 - Income Taxes, required the Company to recognize a valuation allowance against certain of the Company’s deferred tax assets. In connection with the recognition of a valuation allowance, the Company was also required to remeasure the liability under the tax receivable agreements.
(2)In accordance with U.S. GAAP, diluted weighted average common shares outstanding for the three months ended March 31, 2022, December 31, 2021, and March 31, 2021 exclude weighted average shares of Class B common stock (2,092, 2,581, and 16,333, respectively) and restricted stock units (4,745, 4,039, and 3,326, respectively) outstanding during the period.
(3)Net capital expenditures presented above include investing cash flows from purchase of property and equipment, excluding acquisition, net of proceeds from the sales of assets.
(4)Adjusted EBITDA is a non-GAAP financial measure. See the tables entitled “Reconciliation and Calculation of Non-GAAP Financial and Operational Measures” below.

Liberty Oilfield Services Inc.
Condensed Consolidated Balance Sheets
(unaudited, amounts in thousands)
	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$32,925	$19,998
Accounts receivable and unbilled revenue	514,613	407,454
Inventories	139,721	134,593
Prepaids and other current assets	74,302	68,332
Total current assets	761,561	630,377
Property and equipment, net	1,218,959	1,199,287
Operating and finance lease right-of-use assets	126,977	128,100
Deferred tax asset	616	607
Other assets	82,767	82,289
Total assets	$2,190,880	$2,040,660
Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$582,356	$528,468
Current portion of operating and finance lease liabilities	39,834	39,772
Current portion of long-term debt, net of discount	1,010	1,007
Total current liabilities	623,200	569,247
Long-term debt, net of discount	211,192	121,445
Long-term operating and finance lease liabilities	80,539	81,411
Deferred tax liability	563	563
Payable pursuant to tax receivable agreements	41,720	37,555
Total liabilities	957,214	810,221
Stockholders’ equity:
Common Stock	1,861	1,860
Additional paid in capital	1,389,987	1,367,642
Accumulated deficit	(161,330)	(155,954)
Accumulated other comprehensive income (loss)	743	(306)
Total stockholders’ equity	1,231,261	1,213,242
Non-controlling interest	2,405	17,197
Total equity	1,233,666	1,230,439
Total liabilities and equity	$2,190,880	$2,040,660

Liberty Oilfield Services Inc.
Reconciliation and Calculation of Non-GAAP Financial and Operational Measures
(unaudited, amounts in thousands)
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Net income (loss)	$(5,480)	$(56,537)	$(38,616)
Depreciation, depletion, and amortization	74,588	71,635	62,056
Interest expense, net	4,324	4,075	3,754
Income tax expense (benefit)	830	(186)	(7,357)
EBITDA	$74,262	$18,987	$19,837
Stock based compensation expense	6,813	4,855	4,947
Fleet start-up costs	585	2,751	—
Transaction, severance and other costs	1,334	2,965	7,621
Loss (gain) on disposal of assets	4,672	1,855	(720)
Loss (gain) on remeasurement of liability under tax receivable agreements	4,165	(10,787)	—
Adjusted EBITDA	$91,831	$20,626	$31,685

Calculation of Pre-Tax Return on Capital Employed
	Twelve Months Ended
	March 31, 2022
	2022	2021
Net income (loss)	$(153,868)
Add back: Income tax benefit	17,403
Pre-tax net income (loss)	$(136,465)
Capital Employed
Total debt, net of discount	$212,202	$105,687
Total equity	1,233,666	1,277,735
Total Capital Employed	$1,445,868	$1,383,422

Average Capital Employed (1)	$1,414,645
Pre-Tax Return on Capital Employed (2)	(10)%

(1)Average Capital Employed is the simple average of Total Capital Employed as of March 31, 2022 and 2021.
(2)Pre-tax Return on Capital Employed is the ratio of pre-tax net income (loss) for the twelve months ended March 31, 2022 to Average Capital Employed.